Exhibit 10.2

EXECUTION VERSION

GUARANTY

GUARANTY, dated as of February 4, 2021 (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), made by GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation (“Guarantor”), for the benefit of GOLDMAN SACHS BANK USA, a New York State member bank (together with its successors and assigns, “Class A Lender”).

W I T N E S S E T H :

WHEREAS, Class A Lender, GP Commercial GS Issuer LLC, a Delaware limited liability company (the “Issuer”), and Wells Fargo Bank, National Association, as trustee, custodian, collateral agent, loan agent and note administrator, are parties to that certain Indenture and Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture and Credit Agreement”);

WHEREAS, Guarantor, directly or indirectly, owns all of the membership interest of Issuer;

WHEREAS, Guarantor will derive substantial benefits from the execution, delivery and performance by Issuer of the Transaction Documents, and the transactions contemplated by the Indenture and Credit Agreement and the other Transaction Documents; and

WHEREAS, it is a condition precedent to the Indenture and Credit Agreement and the consummation of the transactions contemplated thereunder that Guarantor execute and deliver this Guaranty for the benefit of Class A Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor does hereby agree as follows:

Article I.

Defined Terms

(a)           Each of the definitions set forth on Exhibit A hereto are hereby incorporated herein by reference. Unless otherwise defined herein, terms defined in the Indenture and Credit Agreement and used herein shall have the meanings given to them in the Indenture and Credit Agreement.

(b)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

Article II.

NATURE AND SCOPE OF GUARANTY

(a)            Guaranty of Obligations. The Guarantor’s guaranteed obligations (the “Guaranteed Obligations”) are as follows:

(i)            Guarantor hereby irrevocably and unconditionally guarantees and promises to Class A Lender and its successors and assigns, the prompt and complete payment when due, whether at stated maturity, by acceleration or otherwise, of (A) all reasonable, out-of-pocket court costs, enforcement costs and legal and other expenses (including reasonable attorneys’ fees and expenses of external counsel) (collectively, “Costs”) which may be incurred by Class A Lender in the enforcement of any rights with respect to, or collecting, any or all of the obligations of Guarantor under this Guaranty; and (B) all actual losses, damages and Costs (collectively, “Losses”) that are incurred by Class A Lender arising out of or in connection with any of the following events:

(1)                any fraud, intentional misrepresentation or willful misconduct by any GPMT Entity in connection with the execution, delivery or performance of the Indenture and Credit Agreement, this Guaranty, or any of the other Transaction Documents or any certificate, report, financial statement or other instrument of document furnished to Class A Lender in connection with the closing of the Indenture and Credit Agreement, this Guaranty or any other Transaction Documents or during the term of the Indenture and Credit Agreement;

(2)                any material breach by any GPMT Entity or any of their respective Affiliates, of any representations and warranties relating to Environmental Laws, or any indemnity for costs incurred in connection with the violation of any Environmental Law, the correction of any environmental condition, or the removal of any Materials of Environmental Concern, in each case in any way affecting any of the properties of any GPMT Entity or any of the Mortgage Assets;

(3)                [reserved];

(4)                [reserved];

(5)                any GPMT Entity or any subsidiary thereof voluntarily grants or creates, or consents in writing to the grant or creation of, any lien, encumbrance or security interest in or on any Mortgage Asset or any Collateral, other than liens created pursuant to, or permitted under, the Transaction Documents.

(ii)           Notwithstanding anything to the contrary herein, Guarantor irrevocably and unconditionally guarantees and promises to pay to Class A Lender and its successors and assigns, in lawful money of the United States, in immediately available funds, the entire Aggregate Outstanding Amount of the Class A Loan (plus all other amounts due and payable to the Class A Lender under the Transaction Documents) immediately upon the occurrence of any of the following events:

(1)                a voluntary bankruptcy or insolvency proceeding with respect to any GPMT Entity under the Bankruptcy Code or any similar federal or state law with respect to bankruptcy, insolvency, reorganization, wind up, liquidation or dissolution or any similar law relating to the protection of creditors;

(2)                any consent to or joining in by any GPMT Entity in any application for the appointment of a custodian, receiver, trustee or examiner for the assets and/or liabilities of any GPMT Entity;

(3)                an involuntary bankruptcy or insolvency proceeding commenced against any GPMT Entity in connection with which any GPMT Entity (alone or in any combination) (A) has or have colluded or conspired in any way with the creditors commencing or filing such proceeding, (B) has solicited or caused to be solicited petition creditors for any involuntary bankruptcy or insolvency petition against any GPMT Entity from any Person, or (C) has filed an answer consenting to or joining in with respect to such involuntary bankruptcy or insolvency proceeding; and

(4)                any breach of the covenants set forth in Section 7.4(b) of the Indenture that results in the substantive consolidation of any of the assets and/or liabilities of Issuer with any other Person (including, without limitation, in connection with any proceeding under the Bankruptcy Code or any similar federal or state law with respect to bankruptcy, insolvency, reorganization, wind up, liquidation or dissolution or any similar law relating to the protection of creditors).

(b)           Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. This Guaranty may be enforced by Class A Lender and any successor, endorsee, transferee or assignee under the Indenture and Credit Agreement and shall not be discharged by the assignment or negotiation of all or part thereof.

(c)           Satisfaction of Guaranteed Obligations. Guarantor shall satisfy its obligations hereunder without demand, presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever. The obligations of Guarantor hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Issuer, or any other party, against Class A Lender or against the payment of the Guaranteed Obligations, other than the payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with such Guaranteed Obligations or otherwise.

(d)           No Duty to Pursue Others. It shall not be necessary for Class A Lender (and Guarantor hereby waives any rights which Guarantor may have to require Class A Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Issuer or others liable on the Guaranteed Obligations or any other person, (ii) enforce or exhaust Class A Lender’s rights against any collateral which shall ever have been given to secure the Guaranteed Obligations, (iii) join Issuer or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty or (iv) resort to any other means of obtaining payment of the Guaranteed Obligations. Class A Lender shall not be entitled to actually receive payment of the same amounts from both Issuer and Guarantor.

(e)           Waivers. Guarantor agrees to the provisions of the Transaction Documents, and hereby waives notice of (i) any loans or advances made by Class A Lender to Issuer, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Indenture and Credit Agreement, or of any other Transaction Documents, (iv) the execution and delivery by Issuer and Class A Lender of any other agreement or of Issuer’s execution and delivery of any other documents arising under the Transaction Documents or in connection with the Guaranteed Obligations, (v) the occurrence of any breach by Issuer or an Event of Default under the Transaction Documents, (vi) Class A Lender’s transfer or disposition of the Transaction Documents, or any part thereof in accordance with the terms and conditions of the Transaction Documents, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Issuer, (ix) any other action at any time taken or omitted by Class A Lender and (x) all other demands and notices of every kind in connection with this Guaranty, the Transaction Documents and any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations.

(f)           Payment of Expenses. In the event that Guarantor should breach or fail to timely make any payment when due pursuant to the provisions of this Guaranty, Guarantor shall promptly after demand by Class A Lender, pay Class A Lender all reasonable, out-of-pocket costs and expenses (including, without limitation, the fees and expenses of outside counsel) actually incurred by Class A Lender in the enforcement hereof or the preservation of Class A Lender’s rights hereunder. The covenant contained in this Article II(f) shall survive the payment of the Guaranteed Obligations.

(g)           Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Class A Lender must rescind or restore any payment, or any part thereof, received by Class A Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Class A Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Issuer and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Issuer’s or Guarantor’s payment of the Guaranteed Obligations which is not so rescinded.

(h)           Deferral of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably defers any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Class A Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Issuer or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty until payment in full of the Guaranteed Obligations and termination of the Indenture and Credit Agreement. Guarantor hereby subordinates all of its subrogation rights against Issuer arising from payments made under this Guaranty to the full payment of the Guaranteed Obligations due Class A Lender for a period of ninety-one (91) days following the final payment of the last of all of the Guaranteed Obligations and termination of the Indenture and Credit Agreement. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for Class A Lender, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Class A Lender in the exact form received by Guarantor (duly indorsed by Guarantor to Class A Lender, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as Class A Lender may determine.

(i)            Issuer. The term “Issuer” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of any Issuer or any interest in any Issuer.

Article III.

EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, except to the extent required by the terms hereof, and waives any common law, equitable, statutory or other rights (including without limitation, except to the extent required by the terms hereof, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

(a)           Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Indenture and Credit Agreement, the other Transaction Documents (other than this Guaranty), or any other document, instrument, contract or understanding between Issuer and Class A Lender, or any other parties, pertaining to the Guaranteed Obligations.

(b)           Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Class A Lender to Issuer.

(c)          Condition of Issuer or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Issuer, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations or any dissolution of Issuer or Guarantor, or any sale, lease or transfer of any or all of the assets of Issuer or Guarantor, or any changes in the shareholders, partners or members of Issuer or Guarantor; or any reorganization of Issuer or Guarantor.

(d)           Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability against Issuer of all or any part of the Indenture and Credit Agreement or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (ii) the officers or representatives executing the Indenture and Credit Agreement or the other Transaction Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iii) the Issuer has valid defenses (other than payment of the Guaranteed Obligations), claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Issuer, (iv) the creation or repayment of the Guaranteed Obligations (or the execution and delivery of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable or (v) the Indenture and Credit Agreement or any other Transaction Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Issuer or any other person is found not liable on the Guaranteed Obligations or any part thereof for any reason.

(e)           Release of the GPMT Entities. Any full or partial release of the liability of Issuer on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement, as between Class A Lender and Guarantor, that other parties will be liable to pay or perform the Guaranteed Obligations, or that Class A Lender will look to other parties to pay or perform the obligations of Issuer under the Indenture and Credit Agreement or the other Transaction Documents.

(f)            Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

(g)           Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) by any party other than Class A Lender of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

(h)           Care and Diligence. Except to the extent the same shall result from the gross negligence or willful misconduct of Class A Lender, the failure of Class A Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Class A Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

(i)            Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

(j)            Offset. The liabilities and obligations of Guarantor to Class A Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense (other than payment of the Guaranteed Obligations) of Issuer against Class A Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations).

(k)           Merger. The reorganization, merger or consolidation of Issuer into or with any other corporation or entity.

(l)            Preference. Any payment by Issuer to Class A Lender is held to constitute a preference under bankruptcy laws, or for any reason Class A Lender is required to refund such payment or pay such amount to Issuer or someone else.

(m)          Other Actions Taken or Omitted. Except to the extent the same shall result from the gross negligence or willful misconduct of Class A Lender, any other action taken or omitted to be taken with respect to the Transaction Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

Article IV.

REPRESENTATIONS AND WARRANTIES

To induce Class A Lender to enter into the Transaction Documents, Guarantor represents and warrants to Class A Lender as of the Closing Date as follows:

(a)          Benefit. Guarantor has received, or will receive, indirect benefit from the execution, delivery and performance by Issuer of the Transaction Documents, and the transactions contemplated therein.

(b)          Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Issuer and is familiar with the value of any and all collateral intended to be pledged as security for the payment of the Guaranteed Obligations.

(c)          No Representation By Class A Lender. Neither Class A Lender nor any other party on Class A Lender’s behalf has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

(d)           Solvency. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has, and will have, assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities fairly estimated in accordance with GAAP) and debts, and has, and will have, property and assets sufficient to satisfy and repay its obligations and liabilities, as and when the same become due.

(e)           Organization. Guarantor (i) is duly organized or incorporated, as the case may be, and, validly existing and in good standing under the laws and regulations of the jurisdiction of its formation, (ii) is duly licensed, qualified, and in good standing in each jurisdiction where such licensing or qualification is necessary for the transaction of Guarantor’s business, except where failure to be so licensed or qualified could not be reasonably likely to have a material adverse effect, (iii) has the power to own its properties and to transact the businesses in which it is now engaged.

(f)           Authority. Guarantor represents that (i) it is duly authorized to execute and deliver this Guaranty and to perform its obligations under this Guaranty, and has taken all necessary action to authorize such execution, delivery and such payment, and (ii) each person signing this Guaranty on its behalf is duly authorized to do so on its behalf.

(g)           Due Execution. This Guaranty has been duly executed and delivered by Guarantor, for good and valuable consideration.

(h)           Enforceability. This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(i)            Approvals and Consents. No consent, approval or other action of, or filing by, Guarantor with any governmental authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and payment when due pursuant to the provisions of this Guaranty the failure of which to obtain would have a material adverse effect except such as have been obtained and are in full force and effect.

(j)            Licenses and Permits. Guarantor possesses all rights, licenses, permits, and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.

(k)          Non-Contravention. Neither the execution and delivery of this Guaranty, nor consummation by Guarantor of the transactions contemplated by this Guaranty, nor compliance by Guarantor with the terms, conditions and provisions of this Guaranty will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Guarantor, (ii) any agreement by which Guarantor is bound or to which any assets of Guarantor are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of Guarantor, other than pursuant to the Transaction Documents, to the extent that such breach could be reasonably likely to have a material adverse effect on the business, financial condition or operations of Guarantor, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Guarantor, to the extent that such breach could be reasonably likely to have material adverse effect on the business, financial condition or operations of Guarantor, or (iv) any requirement of law applicable to Guarantor in any material respect.

(l)             Litigation/Proceedings. There is no action, suit, proceeding, investigation, or arbitration pending or, to the knowledge of Guarantor, threatened in writing against Guarantor, or any of its assets that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be take in connection with the transactions contemplated hereby or thereby or (ii) materially and adversely affects Guarantor’s net worth or its ability to perform its obligations hereunder.

(m)          No Outstanding Judgments. There are no judgments against Guarantor unsatisfied of record or docketed in any court located in the United States of America that materially and adversely affect Guarantor’s net worth or its ability to perform its obligations hereunder.

(n)           Compliance with Law. Guarantor is in compliance in all material respects with all requirements of law. Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or governmental authority.

All representations and warranties made by Guarantor herein shall survive until payment in full of the Guaranteed Obligations and termination of the Indenture and Credit Agreement.

Article V.

COVENANTS OF GUARANTOR

Guarantor covenants and agrees with Class A Lender that, until payment in full of all Guaranteed Obligations and termination of the Indenture and Credit Agreement:

(a)           Guarantor Notices.

(i)            Default or Event of Default. Guarantor shall, as soon as possible but in no event later than the second (2nd) succeeding Business Day after obtaining actual knowledge of such event, notify Class A Lender of the occurrence of any Default or Event of Default.

(ii)           Other Defaults. Guarantor shall promptly, and in any event within two (2) Business Days after knowledge thereof, notify Class A Lender of any default or event of default (or similar event) on the part of Guarantor under any Material Contractual Obligations of Guarantor.

(iii)          Litigation and Judgments. Guarantor shall promptly (and in any event within one (1) Business Day after knowledge thereof) notify Class A Lender of the commencement or threat of, settlement of, or judgment in, any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceeding affecting Guarantor or any of its subsidiaries which (A) relates to the Mortgage Asset, (B) questions or challenges the validity or enforceability of this Guaranty or any action to be taken in connection with the transactions contemplated hereby, or (C) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a material adverse effect.

(iv)          Reporting.

(1)                Guarantor shall deliver (or cause to be delivered) to Class A Lender all financial information and certificates with respect to Guarantor that are required to be delivered pursuant to Section 10.5 of the Indenture and Credit Agreement. Guarantor’s compliance with the covenants set forth in this Article V(m) must be evidenced by the financial statements and by a Covenant Compliance Certificate in the form of Exhibit B hereto furnished together therewith. Guarantor shall provide information that is reasonably requested by Class A Lender with respect to any lawsuits and/or other matters disclosed in any financial statements of Guarantor delivered to Class A Lender which would reasonably be expected to have a material adverse effect on Guarantor’s ability to comply with the covenants set forth in this Article V(m); provided, that, for the avoidance of doubt, such continued verification shall not obligate Guarantor or Issuer to provide additional financial statements or Covenant Compliance Certificates other than those required under Indenture and Credit Agreement or hereunder.

(2)                Upon Class A Lender’s request, Guarantor shall provide, or cause to be provided, to Class A Lender copies of Guarantor’s consolidated federal income tax returns, if any, delivered within thirty (30) days after the earlier of (A) filing or (B) the last filing extension period.

(b)           Corporate Change. The Guarantor shall not change its jurisdiction of organization unless it shall have provided Class A Lender at least thirty (30) days’ prior written notice of such change.

(c)           Preservation of Existence; Licenses. Guarantor shall at all times maintain and preserve its legal existence and in all material respects all of the rights, privileges, licenses, permits and franchises necessary for the operation of its business and for the making of any payment when due pursuant to the provisions of this Guaranty.

(d)           Compliance with Obligations. Guarantor shall at all times comply in all material respects (i) with its organizational documents, (ii) with any Material Contractual Obligations by which it is bound or to which its assets are subject and (iii) any requirement of law applicable to it.

(e)           Books of Record and Accounts. Guarantor shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, consistently applied, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP, consistently applied.

(f)            Taxes and Other Charges. Guarantor shall timely file all income, franchise and other tax returns required to be filed by it and shall pay and discharge all taxes, levies, assessments and other charges imposed on it, on its income or profits, on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which (x) is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP or (y) could not reasonably be expected to materially and adversely affect Guarantor’s net worth or its ability to perform its obligations hereunder.

(g)          Due Diligence. Guarantor shall permit Class A Lender to conduct continuing due diligence in accordance with the Servicing Agreement.

(h)           No Change of Control. Guarantor shall not, without the prior consent of Class A Lender, own, directly or indirectly, less than 100% of the Seller or the Note Investor.

(i)            [Reserved.]

(j)            Anti-Money Laundering, Anti-Corruption and Economic Sanctions.

(i)            Guarantor is in compliance, in all material respects, with (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, (B) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism of 2001 (the “USA PATRIOT Act of 2001”), and (C) the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery laws and regulations. No part of the proceeds of any transactions under the Indenture and Credit Agreement or any of the other Transaction Documents will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(ii)           Guarantor agrees that, from time to time upon the prior written request of Class A Lender, it shall execute and deliver such further documents, provide such additional information and reports and perform such other acts as Class A Lender may reasonably request in order to insure compliance with the provisions hereof (including, without limitation, compliance with the USA Patriot Act of 2001 and to fully effectuate the purposes of this Guaranty); provided, however, that nothing in this Article V(j)(ii) shall be construed as requiring Class A Lender to conduct any inquiry or decreasing Guarantor’s responsibility for its statements, representations, warranties or covenants hereunder. In order to enable Class A Lender and its Affiliates to comply with any anti-money laundering program and related responsibilities including, but not limited to, any obligations under the USA Patriot Act of 2001 and regulations thereunder, Guarantor on behalf of itself and its Affiliates makes the following representations and covenants to Class A Lender and its Affiliates, that neither Guarantor, nor, any of its Affiliates, is a Prohibited Investor and Guarantor is not acting on behalf of or on behalf of any Prohibited Investor. Guarantor agrees to promptly notify Class A Lender or a person appointed by Class A Lender to administer their anti-money laundering program, if applicable, of any change in information affecting this representation and covenant.

(k)           Office of Foreign Assets Control. Guarantor warrants, represents and covenants that no GPMT Entity nor any of its Affiliates are or will be an entity or Person that is or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”). Guarantor covenants and agrees that, with respect to the transactions under the Indenture and Credit Agreement, this Guaranty or any of the other Transaction Documents, that none of any GPMT Entity, nor, to Guarantor’s knowledge, any of the Affiliates of any GPMT Entity will conduct any business, nor engage in any transaction or dealings, with any Person who is the subject of Sanctions. Guarantor further covenants and agrees that it will not, directly or indirectly, use the proceeds of the facility, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions.

(l)           Voluntary or Collusive Filing. Guarantor shall not voluntarily file a case or join or collude with any Person in the filing of an involuntary case, in respect of Issuer under the Bankruptcy Code.

(m)          Financial Covenants. Guarantor (on a consolidated basis, but adjusted to remove the impact of consolidating any variable interest entities under the requirements of Accounting Standards Codification (“ASC”) Section 810 and/or transfers of financial assets accounted for as secured borrowings under ASC Section 860, as both of such ASC sections are amended, modified and/or supplemented from time to time) shall not permit any of the following to be breached, as determined quarterly on a consolidated basis in conformity with GAAP:

(1)                Unrestricted Cash. Guarantor shall not, with respect to itself and its consolidated Subsidiaries, directly or indirectly, permit its Unrestricted Cash to be less than the greater of: (i) Thirty Million Dollars ($30,000,000.00), and (ii) five percent (5.0%) of Guarantor’s Recourse Indebtedness;

(2)                Minimum Tangible Net Worth. Guarantor shall not, with respect to itself and its consolidated Subsidiaries, directly or indirectly, permit its Tangible Net Worth to be less than the sum of (x) seventy-five percent (75%) of the Tangible Net Worth as of the Closing Date, plus (y) seventy-five percent (75%) of the aggregate net cash proceeds of any equity issuances made by Guarantor after the Closing Date (net of underwriting discounts and commissions and other out-of-pocket costs and expenses incurred by Guarantor and its Affiliates in connection with such equity issuance);

(3)                Total Debt to Total Assets Ratio. Guarantor shall not, with respect to itself and its Subsidiaries, directly or indirectly, permit the ratio, expressed as a percentage, (i) the numerator of which shall equal the Indebtedness of Guarantor and its consolidated Subsidiaries associated with its Target Investments (net of restricted cash associated with any consolidated variable interest entities) and (ii) the denominator of which shall equal the Total Assets of Guarantor and its consolidated Subsidiaries associated with its Target Investments, to at any time be greater than seventy-seven and one half percent (77.5%); provided, that notwithstanding the foregoing, Guarantor and its consolidated Subsidiaries may from time to time acquire Highly Rated CMBS and enter into secured Indebtedness in connection therewith pursuant to which the ratio, expressed as a percentage, (i) the numerator of which equals the Indebtedness of Guarantor and its consolidated Subsidiaries associated with its Highly Rated CMBS (net of restricted cash associated with any consolidated variable interest entities) and (ii) the denominator of which equals the Total Assets of Guarantor and its consolidated Subsidiaries associated with its Highly Rated CMBS exceeds seventy-seven and one half percent (77.5%) but is not greater than ninety percent (90.00%), subject to the condition that at any such time, Guarantor shall not, with respect to itself and its Subsidiaries, directly or indirectly, permit the ratio, expressed as a percentage, (i) the numerator of which shall equal the Indebtedness of Guarantor and its consolidated Subsidiaries and (ii) the denominator of which shall equal the Total Assets of Guarantor and its consolidated Subsidiaries to be greater than eighty percent (80.00%); and

(4)                Minimum Interest Expense Coverage Ratio. Guarantor shall not, with respect to itself and its consolidated Subsidiaries, directly or indirectly, permit the ratio of (i) all amounts set forth on an income statement of Guarantor and its consolidated Subsidiaries prepared in accordance with GAAP for interest income for the period of four (4) consecutive fiscal quarters ended on or most recently prior to such date of determination to (ii) the Interest Expense of Guarantor and its consolidated Subsidiaries for such period, to be less than 1.50 to 1.00.

(n)                MFN. If Guarantor has entered into or shall enter into or amend an Indenture and Credit Agreement, warehouse facility, loan-on-loan or other financing transaction with any other repurchase buyer or lender which by its terms provides more favorable terms to such other repurchase buyer or lender with respect to any financial covenants contained in this Guaranty (“More Favorable Agreement”), then (i) the financial covenants contained in this Guaranty shall be deemed to be automatically modified to such more favorable terms as of the effective date of such More Favorable Agreement, and (ii) Guarantor shall give (a) in the case of an existing More Favorable Agreement, prompt notice to Class A Lender of such more favorable terms, or (b) in the case of a More Favorable Agreement that has not yet been executed, not less than ten (10) Business Days’ prior notice of such more favorable terms. Upon Class A Lender’s request, Guarantor shall enter into such amendments to this Guaranty and any other Transaction Document as may be required by Class A Lender to give effect to such more favorable terms.

Article VI.

SET-OFF

In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, Guarantor hereby grants to Class A Lender a right, following the occurrence and during the continuance of any failure by Guarantor to timely perform any of its Guaranteed Obligations as set forth herein, without prior notice to Guarantor (provided that Class A Lender shall provide notice to Guarantor promptly thereafter), any sum or obligation solely under this Guaranty and irrespective of the currency, place of payment or booking office of the sum or obligation owed by Guarantor to Class A Lender or any Affiliate of Class A Lender against (i) any sum or obligation whether or not arising under this Guaranty and irrespective of the currency, place of payment or booking office of the sum or obligation owed by Class A Lender or its Affiliates to Guarantor and (ii) any and all deposits (general or specified), monies, credits, securities, collateral or other property of Guarantor and the proceeds therefrom, now or hereafter held or received for the account of Guarantor (whether for safekeeping, custody, pledge, transmission, collection, or otherwise) by Class A Lender or its Affiliates or any entity under the control of Class A Lender or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Class A Lender, wherever located). Class A Lender shall notify Guarantor of any such set-off and the application made by Class A Lender.

Class A Lender and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of any failure by Guarantor to timely perform any of its Guaranteed Obligations as set forth herein, without prior notice to Guarantor (provided that Class A Lender shall provide notice to Guarantor promptly thereafter), to set-off, appropriate, apply and enforce such right of set-off against any and all items hereinabove referred to against any amounts owing to Class A Lender or its Affiliates by Guarantor under this Guaranty, irrespective of whether Class A Lender or its Affiliates shall have made any demand hereunder and although such amounts, or any of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts. If a sum or obligation is unascertained, Class A Lender may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Article VI shall be effective to create a charge or other security interest. This Article VI shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

ANY AND ALL RIGHTS TO REQUIRE CLASS A LENDER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL THAT SECURE THE AMOUNTS OWING TO CLASS A LENDER OR ITS AFFILIATES BY GUARANTOR UNDER THIS GUARANTY, PRIOR TO EXERCISING THEIR RIGHT OF SET-OFF WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY GUARANTOR.

Article VII.

MISCELLANEOUS

(a)                Waiver. No failure to exercise, and no delay in exercising, on the part of Class A Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Class A Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing signed by Class A Lender and Guarantor and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand (except to the extent such a notice or demand is required by the terms hereof).

(b)                Notices. Unless otherwise provided in this Guaranty, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (i) hand delivery, with proof of delivery, (ii) certified or registered United States mail, postage prepaid, (iii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, (iv) by facsimile (with answerback acknowledged), provided that such facsimile notice must also be delivered by one of the means set forth in (i), (ii) or (iii) above, or (v) by electronic mail, provided that such electronic mail notice must also be delivered by one of the means set forth in (i), (ii) or (iii) above; in the case of notice to the Class A Lender, at Goldman Sachs Bank USA, 200 West Street, New York, New York 102802, Attention: General Counsel and, in the case of notice to Guarantor, to the address specified below, or to such other address and person as shall be designated from time to time by Guarantor or Class A Lender, as the case may be, in a written notice to the other in the manner provided for in this Article VII(b). A notice shall be deemed to have been given: (1) in the case of hand delivery, at the time of delivery, (2) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (3) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, (4) in the case of facsimile, upon receipt of answerback confirmation, provided that such facsimile notice was also delivered as required in this Article VII or (5) in the case of electronic mail, upon receipt of a verbal or electronic communication confirming receipt thereof, provided that such electronic mail notice was also delivered as required in this Article VII. A party receiving a notice that does not comply with the technical requirements for notice under this Article VII may elect to waive any deficiencies and treat the notice as having been properly given.

Class A Lender:

Goldman Sachs Bank USA

200 West Street

New York, New York 10282

Attention:    Mr. Jeffrey Dawkins

Telephone:   (212) 902-6852

Facsimile:    (212) 977-4870

Email:           jeffrey.dawkins@gs.com

Email:          gs-refgwarehouse@ny.email.gs.com

Email:          gs-crewarehouse-am@ny.email.gs.com

With copies to:	Dechert LLP Cira Centre 2929 Arch Street Philadelphia, PA 19104 Attention: Richard D. Jones Telephone: (215) 994-3844 Facsimile: (215) 655-2501 Email: richard.jones@dechert.com

Guarantor:	Granite Point Mortgage Trust Inc. 3 Bryant Park, 24th Floor New York, New York 10036 Attention: General Counsel Telephone: (646) 540-7640 Facsimile: (347) 246-4045 Email: legal@gpmtreit.com

With copies to:	Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates One Manhattan West New York, New York 10001-8602 Attention: Sarah Ward, Esq. Telephone: (212) 735-2126 Email: sarah.ward@skadden.com

(c)           GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(d)           SUBMISSION TO JURISDICTION; WAIVERS.

(i)                 Each of Guarantor, and by its acceptance of the benefits of this Guaranty, Class A Lender, irrevocably and unconditionally (A) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Guaranty or relating in any way to this Guaranty, the Indenture and Credit Agreement or any of the Transaction Documents and (B) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(ii)               To the extent that Guarantor, and by its acceptance of the benefits of this Guaranty, Class A Lender, has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Guaranty or relating in any way to this Guaranty, the Indenture and Credit Agreement or any of the Transaction Documents.

(iii)              Each of Guarantor and by its acceptance of the benefits of this Guaranty, Class A Lender, hereby irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to it at its address specified herein. Each of Guarantor and by its acceptance of the benefits of this Guaranty, Class A Lender, hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Article VII(d) shall affect the right of Class A Lender or Guarantor to serve legal process in any other manner permitted by law or affect the right of Class A Lender or Guarantor to bring any action or proceeding against the other party or its property in the courts of other jurisdictions, and nothing in this Article VII(d) shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions.

(iv)              GUARANTOR, AND BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY, THE CLASS A LENDER, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

(e)           Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

(f)                 Amendments. This Guaranty may be amended only by an instrument in writing executed by Guarantor and Class A Lender.

(g)                Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Class A Lender, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several. Class A Lender may assign or transfer its rights under this Guaranty in accordance with the transfer of assignment provisions of the Indenture and Credit Agreement.

(h)                Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation or construction of this Guaranty.

(i)                 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

(j)                 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Issuer to Class A Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Class A Lender hereunder shall be cumulative of any and all other rights that Class A Lender may ever have against Guarantor. The exercise by Class A Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

(k)                Entirety. This Guaranty embodies the final, entire agreement of Guarantor and Class A Lender with respect to Guarantor’s guaranty of the Guaranteed Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor and Class A Lender as a final and complete expression of the terms of the guaranty, and no course of dealing between Guarantor and Class A Lender, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty. There are no oral agreements between Guarantor and Class A Lender relating to the subject matter hereof.

(l)                 Signature. This Guaranty shall be valid, binding, and enforceable against the Guarantor when executed and delivered by an authorized individual on behalf of the Guarantor by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC, in each case, to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.

[SIGNATURE ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned executed this Guaranty as of the day first written above.

GUARANTOR:

GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation

By:	/s/ Marcin Urbaszek
	Name:	Marcin Urbaszek
	Title:	Vice President, Chief Financial Officer and Treasurer

[Signature Page]

Exhibit A

Definitions

“Capitalized Lease Obligations” shall mean obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.

“Cash and Cash Equivalents” shall mean any of the following: (a) cash, (b) fully federally insured demand deposits, and (c) securities with maturities of thirty (30) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof.

“Environmental Law” shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Financing Lease” shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Highly Rated CMBS” shall mean CMBS rated at least “AA” (or any comparable rating) by any Rating Agency.

“Indebtedness” shall mean, for any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within sixty (60) calendar days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Indebtedness of others guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; (i) Capitalized Lease Obligations of such Person; (j) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other hedging instrument or agreement; and (k) all obligations of such Person under Financing Leases.

A-1

“Interest Expense” shall mean, with respect to any Person in respect of any period of four consecutive fiscal quarters, ended on the last day of any fiscal quarter of such Person, determined on a consolidated basis without duplication, consolidated interest expense, whether paid or accrued, without deduction of consolidated interest income, including, without limitation or duplication, or, to the extent not so included, with the addition of: (i) interest expense associated with any interest rate hedging activity; (ii) the amortization of debt discounts by such Person; and (iii) prepayment penalties and debt extinguishment charges paid by such Person, in all cases as reflected in the applicable consolidated financial statements and all as determined in accordance with GAAP.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.

“Material Contractual Obligation” shall mean, with respect to Guarantor, (i) Indebtedness of such person in an amount equal to or greater than $10,000,000, and (ii) all other contracts or agreements, the termination of which could reasonably be expected to result in a material adverse effect on the business, financial condition or operations of such Guarantor.

“Materials of Environmental Concern” shall mean any toxic mold, any petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products (including, without limitation, gasoline) or any hazardous or toxic substances, materials or wastes, defined as such in or regulated under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

“Prohibited Investor” shall mean (1) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons by the Office of Foreign Asset Control (“OFAC”), (2) any Person whose name appears on any list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to and of the Rules and Regulations of OFAC that Class A Lender has notified Seller in writing is now included in such list, (3) any Person whose name appears on any list similar to those described in clauses (1) and (2) of this definition maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States that Class A Lender has notified Seller in writing is now included on such list, (4) any foreign shell bank, and (5) any person or entity resident in or whose subscription funds are transferred from or through an account in a jurisdiction that has been designated as a non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (“FATF”), of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur. See http://www.fatf-gati.org for FATF’s list of Non-Cooperative Countries and Territories.

“Rating Agency” shall mean any of S&P Global Ratings, Moody’s Investor’s Service, Inc., DBRS Morningstar or Fitch Ratings, Inc., or any successors thereto.

“Recourse Indebtedness” shall mean, with respect to any Person, on any date of determination, the amount of Indebtedness for which such Person has recourse liability (such as through a guarantee agreement), exclusive of any such Indebtedness for which such recourse liability is limited to obligations relating to or under agreements containing customary nonrecourse carve-outs.

A-2

“Restricted Cash” shall mean for any Person, any amount of cash of such Person that is contractually required to be set aside, segregated or otherwise reserved.

“Subsidiary” shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Guaranty shall refer to a Subsidiary or Subsidiaries of any GPMT Entity.

“Tangible Net Worth” shall mean, with respect to any Person on any date of determination, (A) the sum of all amounts that would be included under capital or shareholder’s equity (or any like caption) on a balance sheet of such Person and its consolidated Subsidiaries at such date, minus (B) the sum of (i) amounts owing to such Person or any such consolidated Subsidiary from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (ii) intangible assets of such Person and its consolidated Subsidiaries, if any, and (iii) prepaid taxes and/or expenses, all on or as of such date and all without duplication as determined in accordance with GAAP.

“Target Investments” shall mean any of the following: (i) whole mortgage loans, (ii) senior pari passu “A notes” or participations in whole mortgage loans, (iii) mezzanine loans, (iv) preferred equity investments, (v) subordinated mortgage interests (including “B notes” and junior participations in whole mortgage loans), and (vi) real estate securities (including commercial mortgage backed securities and collateralized loan obligations); provided that the foregoing shall exclude Highly Rated CMBS.

“Total Assets” shall mean, with respect to any Person, on any date of determination, an amount equal to the aggregate book value of all assets owned by such Person and the proportionate share of such Person of all assets owned by Affiliates of such Person as consolidated in accordance with GAAP, less (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and expenses, all on or as of such date.

“Unrestricted Cash” shall mean, with respect to any Person and any date, the amount of unrestricted and unencumbered Cash and Cash Equivalents held by such Person and its consolidated Subsidiaries.

A-3